UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2013

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
	Bowie, Maryland	20716
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As outlined below, on September 13, 2013, Old Line Bancshares, Inc. (the “Company”) sold 925,079 shares of its common stock, par value $0.01 per share, at a purchase price of $13.00 per share or an aggregate of $12,026,027, to certain institutional and other accredited investors who participated in its private placement.  There were no underwriting discounts or commissions paid in connection with the sale of the common stock, which was made pursuant to subscription agreements, a form of which is attached as Exhibit 99.1 hereto.

The offer and sale of the Company’s common stock in the private placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of, and Rule 506 of Regulation D under, the Securities Act.  Each investor represented to the Company that they met the criteria of an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

99.1	Form of Subscription Agreement
99.2	Press release announcing completion of private placement dated September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: September 16, 2013	By:	/s/Mark A. Semanie
Mark A. Semanie, Executive Vice President
Chief Operating Officer and Acting Chief Financial
Officer